Exhibit 99.64

EXECUTION VERSION

FIFTH AMENDMENT TO

LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

FIFTH AMENDMENT TO LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT (this “Amendment”) dated as of February 13, 2018, among

SEARS HOLDINGS CORPORATION, a Delaware corporation (“Holdings”),

SEARS ROEBUCK ACCEPTANCE CORP., a Delaware corporation, and KMART CORPORATION, a Michigan corporation (the “Borrowers”), and the L/C Lenders party hereto,

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, Holdings, the Borrowers, and the L/C Lenders party thereto, and Citibank, N.A., as the Agent and the Issuing Bank, are party to that certain Letter of Credit and Reimbursement Agreement (as amended pursuant to that certain First Amendment to Letter of Credit and Reimbursement Agreement dated as of March 2, 2017, that certain Second Amendment to Letter of Credit and Reimbursement Agreement dated as of August 1, 2017, that certain Third Amendment to Letter of Credit and Reimbursement Agreement dated as of August 9, 2017, and that certain Fourth Amendment to Letter of Credit and Reimbursement Agreement, dated as of December 13, 2017, the “Existing LC Facility Agreement”; the Existing LC Facility Agreement as amended hereby, the “Amended LC Facility Agreement”); and

WHEREAS, Holdings, the Borrowers, and the Required L/C Lenders have agreed to amend the Existing LC Facility Agreement.

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree as follows:

1.	Incorporation of Terms. All capitalized terms not otherwise defined herein shall have the same meaning as in the Existing LC Facility Agreement.

2.	Amendments to Existing LC Facility Agreement. Each of the parties hereto agrees that, effective as of the Amendment Effective Date (as defined below), Section 6.02(j) of the Existing LC Facility Agreement shall be amended by adding the following sentence at the end thereof:

“The consummation of a cashless offer to exchange outstanding Permitted Debt for new Permitted Debt shall not be prohibited by this Section 6.02(j) so long as the maturity date of such new Permitted Debt is no earlier than the earlier of (1) the maturity date of the Debt being exchanged and (2) the date that is one year after the L/C Termination Date.”

3.	Conditions to Effectiveness. This Amendment shall become effective on the date (the “Amendment Effective Date”) that this Amendment shall have been duly executed and delivered by Holdings, the Borrowers, and the Required L/C Lenders, and the Borrowers shall have received counterparts hereof that, when taken together, bear the signatures of each of the parties hereto.

4.	Binding Effect. The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto, the L/C Lenders and their respective successors and assigns.

5.	Multiple Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e. “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Amendment.

6.	Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

7.	Jurisdiction. Section 9.11 of the Existing LC Facility Agreement is hereby incorporated by reference, mutatis mutandis, as if it were fully set forth in this Amendment.

8.	WAIVER OF JURY TRIAL. EACH OF HOLDINGS, THE BORROWERS AND THE L/C LENDERS HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE OTHER LOAN DOCUMENTS OR THE ACTIONS OF THE AGENT, THE ISSUING BANK OR ANY L/C LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

[Remainder of page intentionally left blank; Signature pages follow.]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

HOLDINGS:

SEARS HOLDINGS CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

BORROWERS:

SEARS ROEBUCK ACCEPTANCE CORP.

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Vice President, Finance

KMART CORPORATION

By:	/s/ Robert A. Riecker
Name:	Robert A. Riecker
Title:	Chief Financial Officer

[Signature page to LC and Reimbursement Agreement Amendment]

JPP, LLC, as an L/C Lender

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Member

JPP II, LLC, as an L/C Lender

By: RBS Partners, L.P., as Manager

By: ESL Investments, Inc., as General Partner

By:	/s/ Edward S. Lampert
Name:	Edward S. Lampert
Title:	Chairman and Chief Executive Officer

[Signature page to LC and Reimbursement Agreement Amendment]

CRESCENT 1, L.P.
CANARY SC FUND, L.P.
CYR FUND, L.P.
CMH VI, L.P.,
each as an L/C Lender

By:	Cyrus Capital Partners, L.P., as Investment Manager

	By:	/s/ Jennifer M. Pulick
	Name:	Jennifer M. Pulick
	Title:	Authorized Signatory

[Signature page to LC and Reimbursement Agreement Amendment]